AMENDED AND RESTATED

                                    BY-LAWS

                                      OF

                                TV FILME, INC.

                          ***************************

                                   ARTICLE I

                                    OFFICES

            The registered office of TV Filme, Inc. (the "Corporation") shall be in the City of Dover, County of Kent, State of Delaware. The Corporation also may have offices at such other places, within or without the State of Delaware, as the Board of Directors (the "Board") determines from time to time or the business of the Corporation requires.

                                  ARTICLE II

                                     SEAL

            The corporation shall have a corporate seal which shall be in circular form and have inscribed thereon the name of the Corporation, the year of its incorporation and the words "CORPORATE SEAL 1996 DELAWARE" and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced upon any paper or document.

                                  ARTICLE III

                           MEETINGS OF STOCKHOLDERS

            Section 1. PLACE OF MEETINGS. Except as otherwise provided in these By-Laws, all meetings of the stockholders shall be held on such dates and at such times and places, within or without the State of Delaware, as shall be determined by the Board or the Chairman and as shall be stated in the notice of the meeting or in waivers of notice thereof. If the place of any meeting is not so fixed, it shall be held at the registered office of the Corporation in the State of Delaware.

            Section 2. ANNUAL MEETING. The annual meeting of stockholders for the election of directors and the transaction of such other proper business as may be brought before the meeting shall be held on such date after the close of the Corporation's fiscal year, and at such time, as the Board may from time to time determine. If the day fixed for the annual meeting


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shall be a legal  holiday in the State of Delaware or the state or  jurisdiction where the meeting is to be held, such meeting shall be held on the next succeeding business day. The purpose of the annual meeting of stockholders shall be to elect directors and to transact such other business as may properly come before the meeting pursuant to Article III, Section 10 hereof. If the election of directors shall not be held on the day designated herein for the annual meeting of the stockholders, or at any adjournment thereof, the Board shall cause such election to be held at a special meeting of the stockholders as soon thereafter as conveniently possible.

            Section 3. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, may be called by the Board or the Chairman of the Board.

            Section 4. NOTICE OF MEETINGS. Except as otherwise required by law, whenever the stockholders are required or permitted to take any action at a meeting, written notice thereof shall be given, stating the place, date and time of the meeting and, unless it is the annual meeting, by or at whose direction it is being issued. The notice also shall designate the place where the stockholders' list is available for examination, unless the list is kept at the place where the meeting is to be held. Notice of a special meeting also shall state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be delivered personally or shall be mailed, not less than ten nor more than 60 days before the date of the meeting, to each stockholder of record entitled to vote at the meeting. If mailed, the notice shall be given when deposited in the United States mail, postage prepaid, and shall be directed to each stockholder at his or her address as it appears on the record of stockholders of the Corporation, or to such other address which such stockholder may have filed by written request with the secretary of the Corporation. Notice of any meeting of stockholders shall be deemed waived by any stockholder who attends the meeting, except when the stockholder attends the meeting for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened, or by any stockholder who submits, either before or after the meeting, a signed waiver of notice. Unless the Board, after the adjournment of a meeting, shall fix a new record date for the adjourned meeting or unless the adjournment is for more than 30 days, notice of an adjourned meeting need not be given if the place, date and time to which the meeting shall be adjourned are announced at the meeting at which the adjournment is taken.

            Section 5. QUORUM. Except as otherwise provided by law or, by the Certificate of Incorporation of the Corporation, at all meetings of stockholders, the holders of a majority of the outstanding shares of the Corporation entitled to vote at the meeting shall be present in person or represented by proxy in order to constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjournment meeting, a notice of the

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adjourned  meeting shall be given to each stockholder of record entitled to vote at the meeting, subject to the provisions of Section 4 hereof.

            Section 6. VOTING. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, at any meeting of the stockholders every stockholder of record having the right to vote thereat shall be entitled to one vote for every share of stock standing in his or her name as of the record date and entitling him or her to so vote. A stockholder may vote in person or by proxy. Directors shall be elected as provided in Section 3 of
Article IV of these By-Laws. Written ballots shall not be required for voting on any matter unless ordered by the Secretary of the meeting. Stockholders may act only at an annual or special meeting and stockholders may not act by written consent.

            Section 7. PROXIES. Every proxy shall be executed in writing by the stockholder or by his or her attorney-in-fact, or otherwise as provided in the General Corporation Law of the State of Delaware (the "DGCL").

            Section 8. LIST OF STOCKHOLDERS. At least ten days before every meeting of stockholders, a list of the stockholders (including their addresses) entitled to vote at the meeting and their record holdings as of the record date shall be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be kept at and throughout the meeting, and may be inspected by any stockholder who is present.

            Section 9. RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, but shall not be required to, a record date in accordance with the DGCL then in effect.

            Section 10. CONDUCT OF MEETINGS. At each meeting of the stockholders, the Chairman of the Board or, in his or her absence, a director chosen by a majority of the directors then in office shall act as chairman of the meeting. The Secretary or, in his or her absence, any person appointed by the chairman of the meeting shall act as secretary of the meeting and shall keep the minutes thereof. Except as otherwise provided by law, at any annual or special meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. Such business must have either been: (A) brought before the meeting at the direction of the chairman of the meeting; or (B) specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder; PROVIDED, that the following actions, as described below, are taken. A notice must be delivered personally to, or mailed to and received at, the principal executive office of the Corporation, addressed to the attention of the Secretary, not less than 60 days nor more than 90 days prior to the meeting; PROVIDED, HOWEVER, that in the event

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that less than 70 days'  notice or prior  public  disclosure  of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual or special meeting was mailed or such public disclosure was made, whichever first occurs. Such notice shall set forth: (i) a description of each such item of business proposed to be brought before the meeting and the reasons for conducting such business at such meeting; (ii) the name and address of the person proposing to bring such business before the meeting; (iii) the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if such date has then been made publicly available) and as of the date of such notice; and (iv) any material interest of the stockholder in such item of business. No business shall be brought before any meeting of stockholders of the Corporation otherwise than as provided in this Section 10. The chairman of the meeting may, if the facts warrant, determine that a stockholder proposal was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective proposal shall be disregarded.

            Section 11. INSPECTORS. The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

                                  ARTICLE IV

                                     BOARD

            Section 1. NUMBER OF BOARD MEMBERS. The business, property and affairs of the Corporation shall be managed under the direction of the Board, which initially shall consist of five directors. Directors need not be stockholders of the Corporation. The number of directors may be reduced or increased from time to time by action of a majority of the entire Board, but no decrease may shorten the term of an incumbent director. The Board is divided into three classes serving staggered three-year terms. When used in these By-Laws, the phrase "entire Board" means the total number of directors which the Corporation would have if there were no vacancies.

            Section 2. NOMINATION. Only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible to serve as directors of the Corporation. Nominations of persons for election to the Board of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this
Section 2, who shall be entitled to vote for the election of directors at the meeting and who

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complies  with  the  notice  procedures  set  forth  in  this  Section  2.  Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; PROVIDED, HOWEVER, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of meeting or such public disclosure was made. Such stockholder's notice shall set forth (x) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (y) as to the stockholder giving the notice (A) the name and address, as they appear on the Corporation's books, of such stockholder and
(B) the class and number of shares of the Corporation which are beneficially owned by such stockholder; and (z) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of the Corporation which are beneficially owned by such person. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he or she should so determine, he or she shall so declare to the meeting and the
defective  nomination  shall  be  disregarded.   Notwithstanding  the  foregoing
provisions of this Section 2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section.

            Section 3. ELECTION AND TERM. Except as otherwise provided by law, by the Certificate of Incorporation of the Corporation or by these By-Laws, the directors shall be elected at the annual meeting of the stockholders and the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors. Subject to a director's earlier death, resignation or removal as provided in Sections 4 and 5 of this Article IV, each director shall hold office until his or her successor shall have been duly elected and shall have qualified.

            Section 4. REMOVAL. A director may be removed only at any annual or special meeting of stockholders, with cause, by the holders of a majority of the outstanding shares of the Corporation entitled to vote at an election of directors.

            Section 5. RESIGNATIONS. Any director may resign at any time by giving written notice of his or her resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein,

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immediately  upon its receipt,  and, unless  otherwise  specified  therein,  the acceptance of a resignation shall not be necessary to make it effective.

            Section 6. VACANCIES. Except as otherwise provided by the Certificate of Incorporation of the Corporation, any vacancy in the Board arising from an increase in the number of directors or otherwise shall be filled by the vote of a majority of the directors then in office although less than a quorum, or by the sole remaining director. Subject to his or her earlier death, removal or resignation as provided in Sections 4 and 5 of this Article IV, each director so elected shall hold office until his successor shall have been duly elected and shall have qualified. A director elected to fill a vacancy resulting from an increase in the number of directors shall hold office for a term that shall coincide with the remaining term of the class of directors to which he is elected. A director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Except in the case of newly created directorships where the directors fail to fill any such vacancy, stockholders may not fill vacancies on the Board. In such event, the stockholders may do so at the next annual or special meeting called for that purpose. If there are no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders for the purpose of electing a new Board.

            Section 7. PLACE OF MEETINGS. Except as otherwise provided in these By-Laws, all meetings of the Board shall be held at such places, within or without the State of Delaware, as the Board determines from time to time.

            Section 8. ANNUAL MEETING. The annual meeting of the Board shall be held either (a) without notice immediately after the annual meeting of stockholders and in the same place, or (b) as soon as practicable after the annual meeting of stockholders on such date and at such time and place as the Board determines.

            Section 9. REGULAR MEETINGS. Regular meetings of the Board shall be held on such dates and at such places and times as the Board determines. Notice of regular meetings need not be given, except as otherwise required by law.

            Section 10. SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairman of the Board and shall be called by the Chairman of the Board or the Secretary upon the written request of not less than a majority of the directors. The request shall state the date, time, place and purpose or purposes of the proposed meeting.

            Section 11. NOTICE OF MEETINGS. Notice of each special meeting of the Board (and of each annual meeting held pursuant to subdivision (b) of Section 8 of this Article IV) shall be given, not later than 3 days before the meeting is scheduled to commence, by the Chairman of the Board or the Secretary and shall state the place, date and time of the meeting. Notice of each meeting may be delivered to a director by hand or given to a director orally

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(whether by telephone or in person) or mailed or telecopied to a director at his or her residence or usual place of business, provided, however, that if notice of less than 7 days is given it may not be mailed. If mailed, the notice shall be deemed to have been given when deposited in the United States mail, postage prepaid, and if telecopied, the notice shall be deemed to have been given when oral confirmation of receipt is given. Notice of any meeting need not be given to any director who shall submit, either before or after the meeting, a signed waiver of notice or who shall attend the meeting, except if such director shall attend for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened. Notice of any adjourned meeting, including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, as well as to the other directors unless the place, date and time of the new meeting is announced at the adjourned meeting.

            Section 12. QUORUM. Except as otherwise provided by law or these By-Laws, at all meetings of the Board a majority of the entire Board shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another place, date and time.

            Section 13. COMPENSATION. The Board shall have the authority to fix the compensation of directors, and the directors may be paid their expenses, if any, for attendance at each meeting of the Board.

            Section 14. CHAIRMAN OF THE BOARD. The Board may designate a Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board. He or she shall perform such other duties as the Board may from time to time assign to him or her.

            Section 15. CONDUCT OF MEETINGS. At each meeting of the Board, the Chairman of the Board or, in his or her absence, the President, or, in his or her absence, the secretary of the Board or, in his or her absence, a director chosen by a majority of the directors present shall act as chairman of the meeting. The Secretary or, in his or her absence, any person appointed by the secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the Board shall be as determined by the chairman of the meeting.

            Section 16. COMMITTEES OF THE BOARD. The Board, by resolution adopted by a majority of the entire Board, may designate an audit committee, compensation committee, executive committee and other committees, each consisting of one or more directors. Each committee (including the members thereof) shall serve at the pleasure of the Board and shall keep minutes of its meetings and report the same to the Board. The Board may designate one or more directors as alternate members of any committee. Alternate members may replace any absent or disqualified member or members at any meeting of a committee.
Except as limited by law, each committee, to the extent provided in the resolution establishing it, shall have and may exercise all the powers and authority of the Board with respect to all matters.

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            Section  17.  OPERATION  OF  COMMITTEES.  A  majority  of all of the members of a committee shall constitute a quorum for the transaction of business, and the vote of a majority of all the members of a committee present at a meeting at which a quorum is present shall be the act of the committee. Each committee shall adopt whatever other rules of procedure it determines for the conduct of its activities.

            Section 18. WRITTEN CONSENT TO ACTION IN LIEU OF A MEETING. Any action required or permitted to be taken at any meeting of the Board or of any committee may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

            Section 19. MEETINGS HELD OTHER THAN IN PERSON. Members of the Board or any committee may participate in a meeting of the Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak with each other, and such participation shall constitute presence in person at the meeting.

                                   ARTICLE V

                                   OFFICERS

            Section 1. EXECUTIVE OFFICERS, ETC. The executive officers of the Corporation may include a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and a Treasurer. The Board also may elect or appoint one or more Vice Presidents (any of whom may be designated as Executive Vice Presidents, Senior Vice Presidents or otherwise), and any other officers it deems necessary or desirable for the conduct of the business of the Corporation, each of whom shall have such powers and duties as the Board determines.

            Section 2.  DUTIES.

                  (a) CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, subject to the control of the Board, shall have general supervision, direction and control of the business and affairs of the Corporation. He shall preside at all meetings of the stockholders, and in the absence of the Chairman of the Board, shall preside at all meetings of the Board. He shall execute deeds, bonds, mortgages and other instruments on behalf of the Corporation, except where required or permitted by law to be signed and executed otherwise and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation. He shall be ex-officio a member of all the standing committees, if any, shall have the general powers and duties of management usually vested in the office of the chief executive officer of a corporation, and shall have such other powers and duties as from time to time may be assigned to him by the Board or prescribed by these By-Laws.

                  (b) THE PRESIDENT. The President shall be the chief operating officer

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



of the Corporation. The President shall be responsible for the general management of the business and affairs of the Corporation, subject to the control of the Chief Executive Officer and the Board, and he shall have such other powers and duties as from time to time may be assigned to him by the Chief Executive Officer or the Board or prescribed by these By-Laws.

                  (c) CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have responsibility for all financial and accounting matters. The Chief Financial Officer shall have the general powers and duties usually vested in the office of the chief financial officer of a corporation, and shall have such other powers and duties as from time to time may be assigned to him by the Chief Executive Officer, President or the Board or prescribed by these By-Laws.

                  (d) THE VICE PRESIDENT. The Vice President or, if there shall be more than one, the Vice Presidents, if any, in the order of their seniority or in any other order determined by the Board, shall perform, in the absence or disability of the President, the duties and exercise the powers of the President and shall have such other powers and duties as from time to time may be assigned to him by the Chief Executive Officer, President or the Board or prescribed by these By-Laws.

                  (e) THE SECRETARY. Except as otherwise provided in these By-Laws or as directed by the Board, the Secretary shall attend all meetings of the stockholders and the Board; shall record the minutes of all proceedings in books to be kept for that purpose; shall give notice of all meetings of the stockholders and special meetings of the Board; and shall keep in safe custody the seal of the Corporation and, when authorized by the Board, shall affix the same to any corporate instrument. The Secretary shall have such other powers and duties as from time to time may be assigned to him by the Chief Executive Officer, President or the Board or prescribed by these By-Laws.

                  (f) THE TREASURER. Subject to the control of the Board, the Treasurer shall have the care and custody of the corporate funds and the books relating thereto; shall perform all other duties incident to the office of treasurer; and shall have such other powers and duties as from time to time may be assigned to him by the Chief Executive Officer, President or the Board or prescribed by these By-Laws.

            Section 3. ELECTION; REMOVAL. Subject to his or her earlier death, resignation or removal, as hereinafter provided, each officer shall hold his or her office until his or her successor shall have been duly elected and shall have qualified. Any officer may be removed at any time, with or without cause, by the Board.

            Section 4. RESIGNATIONS. Any officer may resign at any time by giving written notice of his resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

            Section 5. VACANCIES. If an office becomes vacant for any reason, the Board may fill the vacancy, and each officer so elected shall serve for the remainder of his or her predecessor's term and until his successor shall have been elected or appointed and shall have qualified.

                                  ARTICLE VI

          PROVISIONS RELATING TO STOCK CERTIFICATES AND STOCKHOLDERS

            Section 1. CERTIFICATES. Certificates for the Corporation's capital stock shall be in such form as required by law and as approved by the Board. Each certificate shall be signed in the name of the Corporation by the President or any Vice President and by the Secretary, the Treasurer or any Assistant Secretary or any Assistant Treasurer and shall bear the seal of the Corporation or a facsimile thereof. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature as placed on any certificate shall have ceased to be such officer, transfer agent or registrar before the certificate shall be issued, it may nevertheless be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of the issue.

            Section 2. LOST CERTIFICATES, ETC. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, mutilated, stolen or destroyed, and the Board may require the owner of the lost, mutilated, stolen or destroyed certificate, or his or her legal representatives, to make an affidavit of that fact and to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, mutilation, theft or destruction of the certificate or the issuance of a new certificate.

            Section 3. TRANSFERS OF SHARES. Transfers of shares shall be registered on the books of the Corporation maintained for that purpose after due presentation of the stock certificates therefor appropriately endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

                                  ARTICLE VII

                                INDEMNIFICATION

            Section 1. INDEMNIFICATION. The Corporation shall, to the fullest extent permitted by the General Corporation Law (including, without limitation, Section 145 thereof, or other provisions of the laws of Delaware relating to indemnification of directors and officers as the same may be amended and supplemented from time to time, indemnify any and all such persons whom it shall have power to indemnify under the General Corporation Law or such other provisions of law.

            Section 2. STATUTORY INDEMNIFICATION. Without limiting the generality of Section l of this Article VII, to the fullest extent permitted, and subject to the conditions imposed, by law, and pursuant to Section 145 of the General Corporation Law unless otherwise determined by the Board:

                  (i) the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and

                  (ii) the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as director or officer of another corporation, partnership, joint venture, trust or other enterprise against reasonable expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except as otherwise provided by law.

Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director or officer of the Corporation) or may (in the case of any action, suit or proceeding against a trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VII.

            Section 3. INDEMNIFICATION BY RESOLUTION OF STOCKHOLDERS OR DIRECTORS OR AGREEMENT. To the fullest extent permitted by law, indemnification may be granted, and expenses may be advanced, to the persons described in
Section 145 of the General Corporation Law or other provisions of the laws of Delaware relating to indemnification and advancement of expenses, as from time to time may be in effect, by (i) a resolution of stockholders, (ii) a resolution of the Board, or (iii) an agreement providing for such indemnification and advancement of expenses; PROVIDED that no indemnification may be made to or on behalf of any person if a judgment or other final adjudication adverse to the person establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.

            Section 4. GENERAL. It is the intent of this Article VII to require the Corporation to indemnify the persons referred to herein for judgments, fines, penalties, amounts paid in settlement and expenses (including attorneys' fees), and to advance expenses to such persons, in each and every circumstance in which such indemnification and such advancement of expenses could lawfully be permitted by express provision of by-laws, and the indemnification and expense advancement provided by this Article VII shall not be limited by the absence of an express recital of such circumstances. The indemnification and advancement of expenses provided by, or granted pursuant to, these By-Laws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled, whether as a matter of law, under any provision of the Certificate of Incorporation of the Corporation or these By-Laws, by agreement, by vote of stockholders or disinterested directors of the Corporation or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

            Section 5. INDEMNIFICATION BENEFITS. Indemnification pursuant to these By-Laws shall inure to the benefit of the heirs, executors, administrators and personal representatives of those entitled to indemnification.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

            Section 1. DIVIDENDS, ETC. To the extent permitted by law, the Board shall have full power and discretion, subject to the provisions of the Certificate of Incorporation of the Corporation and the terms of any other corporate document or instrument binding upon the Corporation, to determine what, if any, dividends or distributions shall be declared and paid or made.

            Section 2. FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board.

            Section 3. VOTING SHARES IN OTHER CORPORATIONS. Unless otherwise directed by the Board, shares in other corporations which are held by the Corporation shall be represented and voted only by the Chief Executive Officer or the President or by a proxy or proxies appointed by him or her.

            Section 4. EXECUTION OF DEEDS, CONTRACTS AND OTHER DOCUMENTS. Except as otherwise provided by the Certificate of Incorporation and the Board, all deeds and mortgages made by the Corporation and all other written contracts and agreements to which the Corporation shall be a party may be executed on behalf of the Corporation by the Chief Executive Officer, the President, the Chief Financial Officer, or one or more Vice Presidents, if any shall have been elected, and may be attested to and the corporate seal affixed thereto by the Secretary or Assistant Secretary. The Board may authorize the execution of deeds, mortgages and all other written contracts and agreements to which the Corporation may be a party by such other officers, assistant officers or agents, as may be selected by the Chief Executive Officer, President or Chief Financial Officer from time to time and with such limitations and restrictions as authorization may prescribe.

                                  ARTICLE IX

                                   AMENDMENT

      By-Laws may be made, altered or repealed by the Board, subject to the right of stockholders to alter or repeal any By-Laws made by the Board.


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